                                                                      EXHIBIT 11


                       COMPUTATION OF EARNINGS PER SHARE


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                                                                              FISCAL YEAR ENDED MARCH 31,
                                                                              ---------------------------
                                                                           1995           1994           1993
                                                                         --------       --------       --------
                                                                    (Amounts in thousands, except per share data)
Basic
Weighted average common shares outstanding  . . . . . . . . . . . . . .    11,112          9,883         7,927
                                                                          =======        =======        ======
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $13,701        $14,396        $6,704
                                                                          =======        =======        ======
Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  1.23        $  1.46        $  .85
                                                                          =======        =======        ======

Primary
Weighted average common shares outstanding  . . . . . . . . . . . . . .    11,112          9,883         7,927
Net effect of dilutive common stock options -- based on the treasury stock method using average market price of $22.48, $25.77 and
  $7.89, respectively, net of tax benefit . . . . . . . . . . . . . . .       102            180           134
                                                                          -------        -------         -----
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                           11,214         10,063         8,061
                                                                          =======        =======         =====

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $13,701        $14,396        $6,704
                                                                          =======        =======        ======

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  1.22        $  1.43        $  .83
                                                                          =======        =======        ======

Fully Diluted
Weighted average common shares outstanding  . . . . . . . . . . . . . .    11,112          9,883         7,927

Net effect of dilutive stock options -- based on the treasury stock method using the year-end market price, of $22.48, $34.75 and $17.67 respectively, if higher than average market price, net of tax
  benefit. . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       102            204           239
                                                                          -------        -------        ------

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11,214         10,087         8,166
                                                                          =======        =======        ======

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $13,701        $14,396        $6,704
                                                                          =======        =======        ======

Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  1.22        $  1.43        $  .82
                                                                          =======        =======        ======

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